Filed Pursuant to Rule 424(b)(7) Registration Statement No. 333-206985

Prospectus Supplement
(To Prospectus dated September 24, 2015)

4,347,826 Shares

Manchester United plc

Class A Ordinary Shares

The selling shareholder named in this prospectus supplement is selling 4,347,826 of our Class A ordinary shares. We will not receive any proceeds from the sale of the Class A ordinary shares by the selling shareholder. See "Selling Shareholder."

Our Class A ordinary shares are traded on the New York Stock Exchange under the symbol "MANU." The last reported sales price of our Class A ordinary shares as reported on the New York Stock Exchange on August 9, 2017 was $17.15 per share.

We have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one vote per share and is not convertible into any other class of shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into shares of our Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding. For special resolutions (which are required for certain important matters including mergers and changes to our governing documents), which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of the Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. See "Description of Share Capital — Ordinary Shares" in the accompanying prospectus.

We are an "emerging growth company" under the US federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A ordinary shares involves a high degree of risk. See "Risk Factors" beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL

Public offering price	$17.00	$73,913,042.00
Underwriting discounts and commissions	$0.65	$2,826,086.90
Proceeds to the selling shareholder before expenses	$16.35	$71,086,955.10

Delivery of the Class A ordinary shares is expected to be made on or about August 15, 2017. The selling shareholder named in this prospectus supplement has granted the underwriter an option for a period of 6 days to purchase up to 652,174 additional Class A ordinary shares.

Morgan Stanley

Prospectus supplement dated August 9, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this shelf registration process, we and the selling shareholder may sell shares of our Class A ordinary shares in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference herein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

We, the selling shareholder and the underwriter have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We, the selling shareholder and the underwriter take no responsibility for, and can make no assurance as to the reliability of, any other information that others may give you. We, the selling shareholder and the underwriter will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms "dollar," "USD" or "$" refer to US dollars, the terms "pounds sterling," "pence," "p" or "£" refer to the legal currency of the United Kingdom and the terms "€" or "euro" are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we refer to the following football leagues and cups:

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  the English Premier League (the "Premier League");

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  the Emirates FA Cup (the "FA Cup");

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  the English Football League Cup (the "EFL Cup");

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  the Union of European Football Associations Champions League (the "Champions League"); and

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  the Union of European Football Associations Europa League (the "Europa League").

The terms "matchday" and "Matchday" refer to all domestic and European football match day activities from Manchester United games at Old Trafford, the Manchester United football stadium, along with receipts for domestic cup (such as the EFL Cup and the FA Cup) games not played at Old Trafford. Fees for arranging other events at the stadium are also included as matchday revenue.

The term "first team" refers to the players selected to play for our most senior team.

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 THE REORGANIZATION TRANSACTIONS AND INITIAL PUBLIC OFFERING

Before August 9, 2012, we conducted our business through Red Football Shareholder Limited, a private limited company incorporated in England and Wales, and its subsidiaries. Prior to the Reorganization Transactions (as defined below), Red Football Shareholder Limited was a direct, wholly-owned subsidiary of Red Football LLC, a Delaware limited liability company. On April 30, 2012, Red Football LLC formed a wholly-owned subsidiary, Manchester United Ltd., an exempted company with limited liability incorporated under the Companies Law (2011 Revision) of the Cayman Islands, as amended and restated from time to time (the "Companies Law"). On August 8, 2012, Manchester United Ltd. changed its legal name to Manchester United plc.

On August 9, 2012, Red Football LLC contributed all of the equity interest of Red Football Shareholder Limited to Manchester United plc. As a result of these transactions, Red Football Shareholder Limited became a direct, wholly-owned subsidiary of Red Football Holdings Limited which is in turn a wholly-owned subsidiary of Manchester United plc, and our business is now conducted through Manchester United plc and its subsidiaries. In this prospectus, we refer to all of these events as the "Reorganization Transactions."

Immediately following the Reorganization Transactions, Manchester United plc had in issue 124,000,000 Class B ordinary shares and 31,352,366 Class A ordinary shares, totaling 155,352,366 ordinary shares with a total subscribed capital of £75,000. As a result, historic earnings per share calculations reflect the capital structure of the new parent. The Reorganization Transactions have been treated as a capital reorganization. In accordance with International Financial Reporting Standards ("IFRS"), historic earnings per share calculations and the balance sheet as of June 30, 2012 were restated retrospectively to reflect the capital structure of the new parent rather than that of the former parent, Red Football Shareholder Limited.

On August 10, 2012, Manchester United plc issued 8,333,334 Class A ordinary shares and listed such shares on the New York Stock Exchange at a price of $14.00 per share (the "IPO").

PRESENTATION OF FINANCIAL AND OTHER DATA

We report under IFRS, as issued by the International Accounting Standards Board (the "IASB"), and International Financial Reporting Interpretations Committee interpretations. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States. Prior to the Reorganization Transactions, we conducted our business through Red Football Shareholder Limited and its subsidiaries. Unless otherwise specifically stated, the historical financial information presented in this prospectus supplement and accompanying prospectus is presented for the following entities:

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  with respect to the financial information presented as of and for the year ended June 30, 2012, Red Football Shareholder Limited and its consolidated subsidiaries; and

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  with respect to the financial information presented as of and for the years ended June 30, 2016, 2015, 2014 and 2013 and as of and for the nine months ended March 31, 2017 and March 31, 2016, Manchester United plc and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain industry, market, and competitive position data that are based on the industry publications and studies conducted by third parties listed below as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has

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been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications and third-party studies is reliable, we have not independently verified the market and industry data obtained from these third-party sources. While we believe our internal research is reliable and the definition of our market and industry are appropriate, neither such research nor these definitions have been verified by any independent source.

References to our "659 million followers" are based on a survey conducted by Kantar Media (a division of WPP plc) in 2011 and paid for by us. As in the survey conducted by Kantar Media, we define the term "followers" as those individuals who answered survey questions, unprompted, with the answer that Manchester United was either their favorite football team in the world or a football team that they enjoyed following in addition to their favorite football team. For example, we and Kantar Media included in the definition of "follower" a respondent who either watched live Manchester United matches, followed highlights coverage or read or talked about Manchester United regularly. Although the survey solicited unprompted responses, we do not distinguish between those respondents who answered that Manchester United was their favorite football team in the world and those who enjoy following Manchester United in addition to their favorite football team. Since we believe that each of our followers engage with our brand in some capacity, including through watching matches on television, attending matches live, buying retail merchandise or monitoring the team's highlights on the internet, we believe identifying our followers in this manner provides us with the best data to use for purposes of developing our business strategy and measuring the penetration of our brand. However, we expect there to be differences in the level of engagement with our brand between individuals, including among those who consider Manchester United to be their favorite team, as well as between those who enjoy following Manchester United. We have not identified any practical way to measure these differences in consumer behavior and any references to our followers in this prospectus should be viewed in that light.

This internet-based survey identified Manchester United as a supported team of 659 million followers (and the favorite football team of 277 million of those followers) and was based on 53,287 respondents from 39 countries around the world. In order to calculate our 659 million followers from the 53,287 responses, Kantar Media applied estimates and assumptions to certain factors including population size, country specific characteristics such as wealth and GDP per capita, affinity for sports and media penetration. Kantar Media then extrapolated the results to the rest of the world, representing an extrapolated adult population of 5 billion people. However, while Kantar Media believes the extrapolation methodology was robust and consistent with consumer research practices, as with all surveys, there are inherent limitations in extrapolating survey results to a larger population than those actually surveyed. As a result of these limitations, our number of followers may be significantly less or significantly more than the extrapolated survey results. Kantar Media also extrapolated survey results to account for non-internet users in certain of the 39 countries, particularly those with low internet penetration. To do so, Kantar Media had to make assumptions about the preferences and behaviors of non-internet users in those countries. These assumptions reduced the number of our followers in those countries and there is no guarantee that the assumptions we applied are accurate. Survey results also account only for claimed consumer behavior rather than actual consumer behavior and as a result, survey results may not reflect real consumer behavior with respect to football or the consumption of our content and products.

In addition to the survey conducted by Kantar Media, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein reference the following industry publications and third-party studies:

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  television viewership data compiled by futures sports + entertainment  — Mediabrands International Limited for the 2015/16 season (the "Futures Data"); and

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  a paper published by AT Kearney, Inc. in 2014 entitled "Winning in the Business of Sports".

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 TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement and the accompanying prospectus which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the "®" or "TM" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement and the accompanying prospectus is the property of its respective holder.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus supplement summary is qualified in its entirety by the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Before investing, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the information under "Risk Factors" beginning on page S-13 of this prospectus supplement, on page 5 of the accompanying prospectus and in our Annual Report on Form 20-F for the year ended June 30, 2016 incorporated by reference herein (the "2016 Annual Report") and our consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward-Looking Statements" beginning on page S-21 of this prospectus supplement and on page 4 of the accompanying prospectus.

Except where the context otherwise requires or where otherwise indicated, the terms "Manchester United," the "Company," "we," "us," "our," "our company" and "our business" refer, prior to the Reorganization Transactions discussed above, to Red Football Shareholder Limited and, after the Reorganization Transactions, to Manchester United plc, in each case together with its consolidated subsidiaries as a consolidated entity.

Our Company — Manchester United

We are one of the most popular and successful sports teams in the world, playing one of the most popular spectator sports on Earth. Through our 139-year heritage we have won 66 trophies, including a record 20 English league titles, enabling us to develop what we believe is one of the world's leading sports brands and a global community of 659 million followers. Our large, passionate community provides us with a worldwide platform to generate significant revenue from multiple sources, including sponsorship, merchandising, product licensing, mobile & content, broadcasting and matchday. We attract leading global companies such as adidas, Aon and General Motors (Chevrolet) that want access and exposure to our community of followers and association with our brand.

Our global community of followers engages with us in a variety of ways:

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  Premier League games at our home stadium, Old Trafford, have been sold out since the 1997/98 season. In the 2015/16 season, our 29 home games were attended by over 2.1 million people.

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  We undertake exhibition games and promotional tours on a global basis, enabling our worldwide followers to see our team play. These games are in addition to our competitive matches and take place during the summer months or during gaps in the football season. In recent years, we have played exhibition games in Australia, China, Germany, Hong Kong, Ireland, Japan, Norway, South Africa, Sweden, Thailand and the United States, where in 2014, we set a U.S. attendance record for a football match with 109,318 fans at Michigan Stadium.

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  Our customer relationship management ("CRM") database, a proprietary data repository that includes contact and transactional details of followers and customers around the globe, enables us to analyze and better understand prospects and customers to drive revenues. As of June 30, 2016, the CRM database held in excess of 43.7 million records, as compared to 40.7 million records as of June 30, 2015, an increase of approximately 3.1 million, or 7.5%.

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  During the 2015/16 season, our games generated a cumulative audience reach of over 3.2 billion viewers, according to the Futures Data, across 200 territories. On a per game basis, our 59 games attracted an average cumulative audience reach of 54 million per game, based on the Futures Data.

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  We have one of the strongest online global brands providing us with significant opportunities to further engage with our followers and develop our media assets and revenue streams.

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  As of June 30, 2016, we had close to 160 million digital connections.

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  Our website, www.manutd.com, is published in 7 languages and over the year ended June 30, 2016 attracted an average of approximately 36.0 million page views per month.

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  We have a very popular brand page on Facebook with over 69.8 million connections as of June 30, 2016. In comparison, the New York Yankees have approximately 8.5 million Facebook connections and the Dallas Cowboys have approximately 8.3 million Facebook connections as of June 30, 2016. Furthermore, as of June 30, 2016, we had more Facebook connections than the NBA, NFL and MLB combined and were the most popular Facebook page registered in the United Kingdom according to www.socialbakers.com.

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  As of June 30, 2016, our Twitter account had more than 8 million followers, an increase of over 48% from June 30, 2015.

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  It took us just 22 days to become the top Premier League Club on Instagram in August 2013, and we are still the most-followed, fastest-growing, and most-engaged Premier League club on the platform.

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  We also have a significant presence on Chinese social media, with 8.7 million followers on Sina Weibo and 5.3 million followers on Tencent Weibo as of June 30, 2016 — topping all other football clubs on the platforms.

Our Business Model and Revenue Drivers

We operate and manage our business as a single reporting segment — the operation of a professional sports team. However, we review our revenue through three principal sectors — Commercial, Broadcasting and Matchday.

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  Commercial:  Within the Commercial revenue sector, we monetize our global brand via three revenue streams: sponsorship; retail, merchandising, apparel & product licensing; and mobile & content.

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  Sponsorship:  We monetize the value of our global brand and community of followers through marketing and sponsorship relationships with leading international and regional companies around the globe. To better leverage the strength of our brand, we have developed a global, regional and product segmentation sponsorship strategy. Our sponsorship revenue was £160.1 million, £154.8 million and £135.8 million for each of the years ended June 30, 2016, 2015 and 2014, respectively.

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  Retail, Merchandising, Apparel & Product Licensing:  We market and sell sports apparel, training and leisure wear and other clothing featuring the Manchester United brand on a global basis. In addition, we also sell other licensed products, from coffee mugs to bed spreads, featuring the Manchester United brand and trademarks. These products are distributed through Manchester United branded retail centers and e-commerce platforms, as well as our partners' wholesale distribution channels. All of our retail, merchandising, apparel & product licensing business was previously managed by Nike up to the end of July 2015. Our retail, merchandising, apparel & product licensing revenue was £97.3 million, £31.6 million and £37.5 million for each of the years ended June 30, 2016, 2015 and 2014, respectively.

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  Mobile & Content:  Due to the strength of our brand and the quality of our content, we have formed mobile telecom partnerships in numerous countries. In addition, we market content directly to our followers through our website, www.manutd.com, and associated mobile properties. Our mobile & content revenue was £10.9 million, £10.4 million and £16.0 million for each of the years ended June 30, 2016, 2015 and 2014, respectively.

Our Commercial revenue was £268.3 million, £196.9 million and £189.3 million for each of the years ended June 30, 2016, 2015 and 2014, respectively, and grew at a compound annual growth rate of 19.1% from fiscal year 2014 through fiscal year 2016. Our historical growth rates do not guarantee that we will achieve comparable rates in the future.

Our other two revenue sectors, Broadcasting and Matchday, provide predictable cash flow and global media exposure that enables us to continue to invest in the success of the team and expand our brand.

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  Broadcasting:  We benefit from the distribution of live football content directly from the revenue we receive and indirectly through increased global exposure for our commercial partners. Broadcasting revenue is derived from the global television rights relating to the Premier League, European Competitions and other competitions. In addition, our wholly-owned global television channel, MUTV, delivers Manchester United programming to over 56 countries and territories around the world. Broadcasting revenue including, in some cases, prize money received by us in respect of various competitions, will vary from year to year as a result of variability in the amount of available prize money and the performance of our first team in such competitions. Our Broadcasting revenue was £140.4 million, £107.7 million and £135.8 million for each of the years ended June 30, 2016, 2015 and 2014, respectively.

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  Matchday:  We believe Old Trafford is one of the world's iconic sports venues. It currently seats 75,643 and is the largest sporting club stadium in the UK. We have averaged over 99% of attendance capacity for our Premier League matches in each of the last 18 years. Matchday revenue will vary from year to year as a result of the number of home games played and the performance of our first team in various competitions. Our Matchday revenue was £106.6 million, £90.6 million and £108.1 million for each of the years ended June 30, 2016, 2015 and 2014, respectively.

Total revenue for the years ended June 30, 2016, 2015 and 2014 was £515.3 million, £395.2 million and £433.2 million, respectively. Operating profit for the years ended June 30, 2016, 2015 and 2014 was £68.8 million, £31.6 million and £67.9 million, respectively. Profit (or losses) for the period for the years ended June 30, 2016, 2015 and 2014 was £36.4 million, (£0.9 million) and £23.8 million, respectively.

Our Competitive Strengths

We believe our key competitive strengths are:

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  One of the most successful sports teams in the world:  Founded in 1878, Manchester United is one of the most successful sports teams in the world — playing one of the world's most popular spectator sports. We have won 66 trophies in ten different leagues, competitions and cups since 1908. Our on-going success is supported by our highly developed football infrastructure and global scouting network.

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  A globally recognized brand with a large, worldwide following:  Our 139-year history, our success and the global popularity of our sport have enabled us to become what we believe to be one of the world's most recognizable brands. We enjoy the support of our worldwide community of 659 million followers. The composition of our follower base is far reaching and diverse, transcending cultures, geographies, languages and socio-demographic groups, and we believe the strength of our brand goes beyond the world of sports.

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  Ability to successfully monetize our brand:  The popularity and quality of our globally recognized brand make us an attractive marketing partner for companies around the world. Our community of followers is strong in emerging markets, especially in certain regions of Asia, which enables us to deliver media exposure and growth to our partners in these markets.

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  Well established global media and marketing infrastructure driving Commercial revenue growth:  We have a large global team, working from our UK and Hong Kong offices, dedicated to the development and monetization of our brand and to the sourcing of new revenue opportunities. The team has considerable experience and expertise in sponsorship sales, customer relationship management, marketing execution, advertising support and brand development. In addition, we have developed an increasing range of case studies, covering multiple sponsorship categories and geographies, which in combination with our many years' experience enables us to demonstrate and deliver an effective set of marketing capabilities to our partners on a global and regional basis. Our team is dedicated to the development and monetization of our brand and to the sourcing of new revenue opportunities.

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  Sought-after content capitalizing on the proliferation of digital and social media:  We produce content that is followed year-round by our global community of followers. Our content distribution channels are international and diverse, and we actively adopt new media channels to enhance the accessibility and reach of our content. We believe our ability to generate proprietary content, which we distribute on our own global platforms as well as via popular third party social media platforms such as Facebook, Twitter, Sina Weibo, Tencent Wiebo and others, constitute an on-going growth opportunity.

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  Seasoned management team and committed ownership:  Our senior management has considerable experience and expertise in the football, commercial, media and finance industries.

Our Strategy

We aim to increase our revenue and profitability by expanding our high growth businesses that leverage our brand, global community and marketing infrastructure. The key elements of our strategy are:

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  Expand our portfolio of sponsors:  We are well-positioned to continue to secure sponsorships with leading brands. We have historically implemented a proactive approach to identifying, securing and supporting sponsors. During fiscal year 2016 we announced six global sponsorship partnerships, five regional sponsorship partnerships and three financial services and telecom agreements. We experienced an 8.6% compound annual growth rate in our sponsorship revenue from fiscal year 2014 through fiscal year 2016 (the growth rate from fiscal year 2014 to fiscal year 2015 was 14.0% and from fiscal year 2015 to fiscal year 2016 was 3.4%). Our historical growth rates do not guarantee that we will achieve comparable rates in the future. In addition to developing our global sponsorship portfolio, we are focused on segmenting new opportunities by product category and territory. As part of this strategy, we opened an office in Hong Kong in August 2012, which has successfully completed multiple sponsorship contracts. This is in addition to our London and Manchester offices.

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  Further develop our retail, merchandising, apparel & product licensing business:  Prior to the end of July 2015, all of our retail, merchandising, apparel & product licensing business was managed by Nike. Currently, we have a 10-year agreement with adidas with respect to our global technical sponsorship and dual-branded licensing rights, which began on August 1, 2015. The agreement with adidas does not include the rights with respect to mono-branded licensing rights or the right to create and operate Manchester United branded soccer schools, physical retail channels and e-commerce retail channels. These are business areas that were previously operated by Nike and the reversion of these rights to Manchester United provides us with increased commercial opportunities and control. In the future, we plan to invest to expand our portfolio of product licensees to enhance the range of product offerings available to our followers. Additionally, we may also seek to refine how we segment the different elements of this business. We may also increase our focus on developing these rights more proactively, alone or with other partners.

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  Continue to invest in our team, facilities and other brand enhancing initiatives:  Dating back to our first league championship in 1908 through present day, where we have earned a record number of English League titles, we have enjoyed a rich tradition of football excellence. We believe our many years of on field success coupled with an iconic stadium and high level of fan engagement has driven our leading global brand. We are well positioned to continue reinvesting our free cash flow in brand enhancing initiatives. Our brand begins with strong on field performance, and we remain committed to attracting and retaining the highest quality players for our first team and coaching staff. To maintain our high standard of performance we anticipate a higher level of net player capital expenditures and player wages to retain talent and enhance the caliber of our team in the near term. We will also continue to invest in our facilities, including the Old Trafford Stadium, to maintain the quality of service, enhance the fan experience and drive their high level of engagement and loyalty. We have undertaken several recent initiatives at Old Trafford to enhance our Matchday revenue, profitability and the fan experience including restructuring the composition of our stadium, with a particular emphasis on developing premium seating and hospitality facilities. Our commitment to the fan experience has resulted in strong fan loyalty with over two million in annual attendance and 99% average attendance for all of our Premier League Games since the 1997/98 season. Furthermore, we continue to invest in several other areas including our mobile & content assets and emerging markets to grow our global fan base and increase our ability to engage with our fans in multiple ways. We remain committed to investing in our team, our facilities and other initiatives to continue our many years of success and enhance our brand globally. We expect these initiatives will continue to be key drivers of our sales, profit and leading brand recognition going forward.

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  Exploit mobile & content opportunities:  The rapid shift of media consumption towards internet, mobile and social media platforms presents us with multiple growth opportunities and new revenue streams. Our digital media platforms, such as mobile sites, applications and social media, are expected to become one of the primary methods by which we engage and transact with our followers around the world. We continue to evolve our media team's capability to address these opportunities. In January 2013, we also acquired the remaining one-third stake in MUTV. Together, these actions help to ensure that we have both a greater degree of control over the production, distribution and quality of our proprietary content and better insight into how to evolve our mobile & content strategy as we continue to develop and roll out carefully targeted new products and services.

  In addition to developing our own digital properties, we intend to leverage third party media platforms and other social media as a means of further engaging with our followers and creating a source of traffic for our digital media assets. Our mobile & content offerings are in the early stages of development and present opportunities for future growth. We believe we have the opportunity to further leverage our extensive CRM database, which includes over 43.7 million CRM records, and our more than 69.8 million Facebook connections. We plan to implement a carefully considered strategy to target these individuals as part of our overall digital media rollout plan.

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  Enhance the reach and distribution of our broadcasting rights:  We are well-positioned to benefit from the increased value and the growth in distribution associated with the Premier League, the Champions League and other competitions. In February 2015, the Premier League announced a new UK television rights contract with Sky Sports and BT Sport worth £5.136 billion for the three seasons commencing with the 2016/17 season for its live domestic rights. The deal marked a significant increase of over 70% on the current contract and represents the largest UK TV rights deal ever signed. Coming on the heels of the current deal, which also represented an increase of over 60% on the rights for the three seasons commencing with the 2010/11 season, we believe this affirms the increasing demand for live sports and football in particular. Unlike other television programming, the unpredictable outcomes of live sports ensures that individuals consume sports programming in real time and in full, resulting in higher audiences and increased interest from television broadcasters and advertisers.

  Furthermore, MUTV, our global broadcasting platform, delivers Manchester United programming to over 56 countries and territories around the world. We plan to continue to expand the distribution of MUTV supported by improving the quality of its content and its production capabilities.

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  Diversify revenue and improve margins:  We aim to increase the revenue and operating margins of our business as we further expand our high growth commercial businesses, including sponsorship, retail, merchandising, licensing and mobile & content.

Our Market Opportunity

We believe that we are one of the world's most recognizable global brands with a community of 659 million followers. We are at the forefront of live football, which is a key component of the global sports market.

Other markets driving our business include the global advertising market, the global pay television market and the global apparel market.

While our business represents only a small portion of our addressable markets and may not grow at a corresponding rate, we believe our global reach and access to emerging markets position us for continued growth.

Risks Affecting Us

We are subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flow and prospects. Please read the section entitled "Risk Factors" beginning on page S-13 of this prospectus supplement, on page 5 of the accompanying prospectus and in our 2016 Annual Report for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A ordinary shares.

In particular, we have and will continue to be subject to the challenges of operating in our industry. These challenges and risks include, among other things, competition for key players and other personnel, increases in operating costs, such as player salaries and transfer costs, and our ability to manage our growth efficiently. As of March 31, 2017, we had total indebtedness of £519.0 million.

Corporate Information

We were incorporated in the Cayman Islands on April 30, 2012 as an exempted company with limited liability under the Companies Law (2011 Revision) of the Cayman Islands, as amended and restated from time to time. Exempted companies are Cayman Islands companies whose operations are conducted mainly outside the Cayman Islands. Pursuant to a group reorganization as described in the section entitled "The Reorganization Transactions and Initial Public Offering," we became the holding company of the subsidiaries comprising the Company.

Our principal executive office is located at Old Trafford, Sir Matt Busby Way, Manchester M16 0RA, United Kingdom and our telephone number is +44 (0) 161 868 8000. Our website is www.manutd.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our Class A ordinary shares.

Implications of Being an Emerging Growth Company

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

We may take advantage of these provisions until we are no longer an emerging growth company. We will cease to be an emerging growth company as of June 30, 2018 or such earlier time if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus other than the exemption from the auditor attestation requirement pursuant to the Sarbanes-Oxley Act, although we may choose to do so in future filings.

The JOBS Act permits an "emerging growth company" to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We previously chose to "opt out" of this provision and, as a result, we are complying with, and will continue to comply with, new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

THE OFFERING

The offering	4,347,826 Class A ordinary shares offered by the selling shareholder.
Selling shareholder

The selling shareholder in this offering is Red Football LLC. After giving effect to this offering, Red Football LLC will own 3,671,207 of our issued and outstanding Class A ordinary shares and 85,000,000 of our issued and outstanding Class B ordinary shares (assuming no exercise by the underwriter of its option to purchase up to 652,174 Class A ordinary shares).

Class A ordinary shares to be outstanding after this offering	40,025,278 shares.
Class B ordinary shares to be outstanding after this offering	124,000,000 shares.
Option to purchase additional shares	The selling shareholder has granted the underwriter a 6-day option to purchase up to 652,174 additional Class A ordinary shares.
Voting rights

We have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one vote per share and is not convertible into any other class of shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into shares of our Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding. For special resolutions (which are required for certain important matters including mergers and changes to our governing documents), which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of the Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. As a result of its ownership of Class B ordinary shares, our principal shareholder will have the ability to determine the outcome of all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets. See "Description of Share Capital — Ordinary Shares" in the accompanying prospectus.

The Class A ordinary shares and Class B ordinary shares outstanding after this offering will represent approximately 24.4% and 75.6%, respectively, of the total number of shares of our Class A and Class B ordinary shares outstanding after this offering and 3.1% and 96.9%, respectively, of the combined voting power of our Class A and Class B ordinary shares outstanding after this offering.
Use of proceeds	We will not receive any proceeds from the sale of any Class A ordinary shares by the selling shareholder. See "Use of Proceeds."
Dividend policy

We currently intend to pay regular semi-annual cash dividends on our Class A ordinary shares and Class B ordinary shares of $0.09 per share. If we do pay a cash dividend on our Class A ordinary shares and Class B ordinary shares in the future, we will pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Our board of directors has complete discretion regarding the declaration and payment of dividends, and our principal shareholder will be able to influence our dividend policy. See "Item 8 Financial Information—A. Consolidated Financial Statements and Other Information—Dividend Policy" in the 2016 Annual Report.

New York Stock Exchange symbol	"MANU"
Risk factors

Investing in our Class A ordinary shares involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Unless otherwise indicated, all information in this prospectus supplement relating to the number of our Class A ordinary shares outstanding excludes the 15,232,341 Class A ordinary shares that are reserved and remain available for future issuance under our 2012 Equity Incentive Award Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to 652,174 Class A ordinary shares from the selling shareholder.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by "Item 5. Operating and Financial Review and Prospects" in our 2016 Annual Report and the consolidated financial statements and the related notes contained in our 2016 Annual Report and incorporated by reference herein.

We prepare our consolidated financial statements in accordance with IFRS as issued by the IASB. The summary consolidated financial and other data presented as of and for the years ended June 30, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements and the notes thereto incorporated by reference herein. Our historical results for any prior period are not necessarily indicative of results expected in any future period.

The summary consolidated financial and other data presented for the nine months ended March 31, 2017 and 2016, and as of March 31, 2017, have been derived from our unaudited interim condensed consolidated financial statements and the notes thereto incorporated by reference herein. In the opinion of management, the unaudited interim condensed consolidated financial data presented in this prospectus supplement have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our financial position and results of operations for such periods. The summary consolidated financial and other data for the nine months ended March 31, 2017 and 2016, and as of March 31, 2017, are not necessarily indicative of the financial and other data to be expected as of and for the year ended June 30, 2017 or any future period.

	Year ended June 30,			Nine months ended March 31, (unaudited)
	2014	2015	2016	2016	2017
	(in £ thousands)
Income Statement Data:
Revenue	433,164,	395,178	515,345	380,770	405,268

Analyzed as:
Commercial revenue	189,315	196,931	268,318	203,116	207,602
Broadcasting revenue	135,746	107,664	140,440	92,636	113,015
Matchday revenue	108,103	90,583	106,587	85,018	84,651

Operating expenses — before exceptional items	(367,056)	(384,843)	(421,574)	(310,578)	(377,950)

Analyzed as:
Employee benefit expenses	(214,803)	(202,561)	(232,242)	(170,706)	(192,294)
Other operating expenses	(88,298)	(72,271)	(91,244)	(67,431)	(82,776)
Depreciation	(8,665)	(10,324)	(10,079)	(7,491)	(7,721)
Amortization	(55,290)	(99,687)	(88,009)	(64,950)	(95,159)
Operating expenses — exceptional items	(5,184)	(2,336)	(15,135)	—	4,753

Total operating expenses	(372,240)	(387,179)	(436,709)	(310,578)	(373,197)
Operating profit before profit on disposal of intangible assets	60,924	7,999	78,636	70,192	32,071
Profit/(loss) on intangible assets	6,991	23,649	(9,786)	(4,838)	7,599

Operating profit	67,915	31,648	68,850	65,354	39,670

Finance costs	(27,668)	(35,419)	(20,459)	(12,925)	(21,605)
Finance income	256	204	442	290	424

Net finance costs	(27,412)	(35,215)	(20,017)	(12,635)	(21,181)

Profit/(loss) on ordinary activities before tax	40,503	(3,567)	48,833	52,719	18,489
Tax (expense)/credit	(16,668)	2,672	(12,462)	(15,391)	(3,564)

Profit/(loss) for the period	23,835	(895)	36,371	37,328	14,925

Attributable to:
Owners of the parent	23,835	(895)	36,371	37,328	14,925
Weighted average number of ordinary shares (thousands)	163,814	163,795	163,890	163,889	164,025
Diluted weighted average number of ordinary shares (thousands)	163,893	163,795	164,319	164,288	164,448
Basic earnings/(loss) per share (pence)	14.55	(0.55)	22.19	22.78	9.10
Diluted earnings/(loss) per share (pence)	14.54	(0.55)	22.13	22.72	9.08
Other Data:
Commercial revenue	189,315	196,931	268,318	203,116	207,602
Analyzed as:
Sponsorship revenue	135,835	154,840	160,110	122,497	122,712
Retail, merchandising, apparel & product licensing revenue	37,512	31,652	97,338	72,405	78,212
Mobile & content	15,968	10,439	10,870	8,214	6,678
Adjusted EBITDA(1)	130,063	120,346	191,859	142,633	130,198
Net cash used in investing activities	(89,714)	(102,263)	(104,820)	(76,975)	(126,688)

	As of June 30,			As of March 31, (unaudited)
	2014	2015	2016	2016	2017
	(in £ thousands)
Balance Sheet Data:
Cash and cash equivalents	66,365	155,752	229,194	104,202	152,653
Total assets	1,215,711	1,301,588	1,451,903	1,264,518	1,371,814
Total liabilities	717,061	823,670	993,621	786,159	914,003
Total equity	498,650	477,918	458,282	478,359	457,811
Equity attributable to owners of the parent	498,650	477,918	458,282	478,359	457,811

	Season
	2013/14	2014/15	2015/16
Games Played:
Premier League	38	38	38
European Games	10	—	12
Domestic Cups	6	6	9

(1)
We define Adjusted EBITDA as profit/(loss) for the period before depreciation, amortization, profit/(loss) on disposal of intangible assets, exceptional items, net finance costs, and tax. Adjusted EBITDA is a non-IFRS measures and not a uniformly or legally defined financial measure. Adjusted EBITDA is not a substitute for IFRS measures in assessing our overall financial performance. Because Adjusted EBITDA is not a measurement determined in accordance with IFRS, and is susceptible to varying calculations, Adjusted EBITDA may not be comparable to other similarly titled measures presented by other companies. Adjusted EBITDA is included in this prospectus supplement because it is a measure of our operating performance and we believe that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. We also believe Adjusted EBITDA is useful to our management and investors as a measure of comparative operating performance from period to period and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our asset base (primarily depreciation and amortization), capital structure (primarily finance costs), and items outside the control of our management (primarily taxes). Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for an analysis of our results as reported under IFRS as issued by the IASB.

The following is a reconciliation of EBITDA and Adjusted EBITDA to profit for the periods presented:

	Year ended June 30,			Nine months ended March 31, (unaudited)
	2014	2015	2016	2016	2017
	(in £ thousands)
Profit/(loss) for the period	23,835	(895)	36,371	37,328	14,925
Adjustments
Tax expense/(credit)	16,668	(2,672)	12,462	15,391	3,564
Net finance costs	27,412	35,215	20,017	12,635	21,181
(Profit)/loss on disposal of intangible assets	(6,991)	(23,649)	9,786	4,838	(7,599)
Exceptional items(1)	5,184	2,336	15,135	—	(4,753)
Amortization	55,290	99,687	88,009	64,950	95,159
Depreciation	8,665	10,324	10,079	7,491	7,721

Adjusted EBITDA	130,063	120,346	191,859	142,633	130,198

(1)
See "Item 18. Financial Statements — Note 2.7 Exceptional items" and "Item 18. Financial Statements — Note 6 Exceptional items" in our 2016 Annual Report for more information.

RISK FACTORS

An investment in our Class A ordinary shares involves a high degree of risk. You should carefully read and consider the risk factors set forth below and in the accompanying prospectus, as well as the risk factors in our 2016 Annual Report that we have incorporated by reference into this prospectus supplement, before deciding to invest in our Class A ordinary shares. If any of these risks actually occurs, our business, results of operations, financial condition and cash flow could be materially impaired. The trading price of our Class A ordinary shares could decline due to any of these risks, and you could lose all or part of your investment. When determining whether to buy our Class A ordinary shares in this offering, you should also read carefully the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our financial statements and related notes thereto.

Risks Related to this Offering and the Ownership of Our Class A Ordinary Shares

Because of its significant share ownership, our principal shareholder will be able to exert control over us and our significant corporate decisions.

As of August 9, 2017, our principal shareholder, Red Football LLC, controlled 20.0% of our issued and outstanding Class A ordinary shares and 68.5% of our issued and outstanding Class B ordinary shares, representing 67.0% of the voting power of our outstanding capital stock. Upon the closing of this offering, our principal shareholder will own 3,671,207 Class A ordinary shares and 85,000,000 Class B ordinary shares representing 66.7% of the voting power of all shareholders (assuming no exercise by the underwriter of its option to purchase 652,174 additional Class A shares). Each Class A ordinary share is entitled to one vote per share and is not convertible into any other class of shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into shares of our Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing at least 10% of the total number of Class A and Class B ordinary shares outstanding. See "Description of Share Capital — Ordinary Shares — Conversion" in the accompanying prospectus. For special resolutions, which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of the Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. As a result, our principal shareholder will have the ability to determine the outcome of all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets. The interests of our principal shareholder might not coincide with the interests of the other shareholders. This concentration of ownership may harm the value of our Class A ordinary shares, among other things:

  ▪
  delaying, deferring or preventing a change in control of our Company;

  ▪
  impeding a merger, consolidation, takeover or other business combination involving our Company; or

  ▪
  causing us to enter into transactions or agreements that are not in the best interests of all shareholders.

As a foreign private issuer and "controlled company" within the meaning of the New York Stock Exchange's corporate governance rules, we are permitted to, and we do, rely on exemptions from certain of the New York Stock Exchange corporate governance standards, including the requirement that a majority of our board of directors consist of independent directors. Our reliance on such exemptions may afford less protection to holders of our Class A ordinary shares.

The New York Stock Exchange's corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer, we are permitted to, and we do, follow home country practice in lieu of the above requirements. As long as we rely on the foreign private issuer exemption to certain of the New York Stock Exchange corporate governance standards, a majority of the directors on our board of directors are not required to be independent directors, our remuneration committee is not required to be comprised entirely of independent directors and we are not required to have a nominating and corporate governance committee. Therefore, our board of directors' approach to governance may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, the management oversight of our Company may be more limited than if we were subject to all of the New York Stock Exchange corporate governance standards.

In the event we no longer qualify as a foreign private issuer, we intend to rely on the "controlled company" exemption under the New York Stock Exchange corporate governance rules. A "controlled company" under the New York Stock Exchange corporate governance rules is a company of which more than 50% of the voting power is held by an individual, group or another company. Our principal shareholder, Red Football LLC, controls, and following this offering will continue to control, a majority of the combined voting power of our outstanding ordinary shares, making us a "controlled company" within the meaning of the New York Stock Exchange corporate governance rules. As a controlled company, we are eligible to, and, in the event we no longer qualify as a foreign private issuer, we intend to, elect not to comply with certain of the New York Stock Exchange corporate governance standards, including the requirement that a majority of directors on our board of directors are independent directors and the requirement that our remuneration committee and our nominating and corporate governance committee consist entirely of independent directors.

Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the New York Stock Exchange corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies make our Class A ordinary shares less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and, as such, we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. We cannot predict if investors will find our Class A ordinary shares less attractive because we rely on these exemptions. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act"), for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we previously chose to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will cease to be an emerging growth company as of June 30, 2018 or such earlier time if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period.

The obligations associated with being a public company require significant resources and management attention.

As a public company in the United States, we incur legal, accounting and other expenses that we did not previously incur as a private company. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Sarbanes-Oxley Act, the listing requirements of the New York Stock Exchange and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increases demand on our systems and resources, particularly after we are no longer an "emerging growth company." The Exchange Act requires that we file annual and current reports with respect to our business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Furthermore, the demands of being a public company may divert management's attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we have taken, and will continue to take, may not be sufficient to satisfy our obligations as a public company. In addition, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial condition, results of operations and cash flow could be adversely affected.

For as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will cease to be an emerging growth company as of June 30, 2018 or such earlier time if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. See "Prospectus Supplement Summary — Implications of Being an Emerging Growth Company." Furthermore, once we are no longer an emerging growth company, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, in connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to raise revenue, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our share price.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act, and therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer's most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2017.

In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are US citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although we have elected to comply with certain US regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under US securities laws as a US domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on US domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to mandatorily comply with US federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with US domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on US stock exchanges that are available to foreign private issuers.

Anti-takeover provisions in our organizational documents and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our Class A ordinary shares and prevent attempts by our shareholders to replace or remove our current management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. In particular, our amended and restated memorandum and articles of association permit our board of directors to issue preference shares from time to time, with such rights and preferences as they consider appropriate. Our board of directors could also authorize the issuance of preference shares with terms and conditions and under circumstances that could have an effect of discouraging a takeover or other transaction. We are also subject to certain provisions under Cayman Islands law which could delay or prevent a change of control. In particular, any merger, consolidation or amalgamation of the Company would require the active consent of our board of directors. Our board of directors may be appointed or removed by the holders of the majority of the voting power of our ordinary shares (which is controlled by our principal shareholder). Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Class A ordinary shares.

The price of our Class A ordinary shares might fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our Class A ordinary shares may prevent you from being able to sell your shares of our Class A ordinary shares at or above the price you paid for such shares. The trading price of our Class A ordinary shares may be volatile and subject to wide price fluctuations in response to various factors, including:

  ▪
  performance of our first team;

  ▪
  the overall performance of the equity markets;

  ▪
  industry related regulatory developments;

  ▪
  issuance of new or changed securities analysts' reports or recommendations;

  ▪
  additions or departures of key personnel;

  ▪
  investor perceptions of us and the football industry, changes in accounting standards, policies, guidance, interpretations or principles;

  ▪
  sale of our Class A ordinary shares by us, our principal shareholder or members of our management;

  ▪
  general economic conditions;

  ▪
  changes in interest rates; and

  ▪
  availability of capital.

These and other factors might cause the market price of our Class A ordinary shares to fluctuate substantially, which might limit or prevent investors from readily selling their shares of our Class A ordinary share and may otherwise negatively affect the liquidity of our Class A ordinary shares. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Class A ordinary shares could fluctuate based upon factors that have little or nothing to do with our Company, and these fluctuations could materially reduce our share price. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company's securities. This litigation, if instituted against us, could result in substantial costs, divert our management's attention and resources, and harm our business, operating results and financial condition.

Future sales of our Class A ordinary shares, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our Class A ordinary shares in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our Class A ordinary shares and could impair our ability to raise capital through the sale of additional shares. As of August 9, 2017, we had 40,025,278 Class A ordinary shares outstanding. The Class A ordinary shares offered by the selling shareholder in this offering will be, and the shares previously sold in our IPO are, freely tradable without restriction under the Securities Act, except for any of our Class A ordinary shares that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

We have agreed, subject to specified exceptions, with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act; or otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriter. See "Underwriting."

All of our Class A ordinary shares outstanding may be sold in the public market by existing shareholders, subject to applicable Rule 144 volume limitations and other limitations imposed under federal securities laws.

In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisition. The amount of our Class A ordinary shares issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding Class A ordinary shares.

Our ability to pay dividends is subject to restrictions in our revolving facility, our existing term loan facility, the note purchase agreement governing our senior secured notes, results of operations, distributable reserves and solvency requirements; our Class A ordinary shares have no guaranteed dividends and holders of our Class A ordinary shares have no recourse if dividends are not declared.

We currently intend to pay regular semi-annual cash dividends on our Class A ordinary shares and Class B ordinary shares of $0.09 per share. We expect to continue paying regular dividends to our Class A ordinary shareholders and Class B ordinary shareholders. The declaration and payment of any future dividends, however, will be at the sole discretion of our board of directors or a committee thereof and will depend upon our results of operations, financial condition, distributable reserves, contractual restrictions, restrictions imposed by applicable law, capital requirements, and other factors our board of directors (or such committee thereof) deems relevant. Furthermore, neither our Class A ordinary shares nor our Class B ordinary shares have any guaranteed dividends, and holders of our Class A ordinary shares and holders of our Class B ordinary shares have no recourse if dividends are not declared. Our ability to pay dividends on the Class A ordinary shares and Class B ordinary shares is limited by our revolving facility, our secured term loan facility and the note purchase agreement governing our senior secured notes, which contain restricted payment covenants. The restricted payment covenants allow dividends in certain circumstances, including to the extent dividends do not exceed 50% of the cumulative consolidated net income of Red Football Limited and its restricted subsidiaries, provided there is no event of default and Red Football Limited is able to meet the principal and interest payments on its debt under a fixed charge coverage test. Our ability to pay dividends may be further restricted by the terms of any of our future debt or preferred securities. Additionally, because we are a holding company, our ability to pay dividends on our Class A ordinary shares and Class B ordinary shares is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness. As a consequence of these limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our Class A ordinary shares. Accordingly, you may have to sell some or all of your Class A ordinary shares after price appreciation in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your Class A ordinary shares and you may lose the entire amount of the investment. Additionally, any change in the level of our dividends or the suspension of the payment thereof could adversely affect the market price of our Class A ordinary shares.

The rules of the Premier League and our amended and restated memorandum and articles of association impose certain limitations on shareholders' ability to invest in more than one football club.

The rules of the Premier League prohibit any person who holds an interest of 10% or more of the total voting rights exercisable in a Premier League football club from holding an interest in voting rights exercisable in any other Premier League football club. As a result, our amended and restated memorandum and articles of association prohibit the acquisition of (i) 10% or more of our Class A ordinary shares if they hold any interest in voting rights exercisable in another Premier League football club and (ii) any Class A ordinary shares if they hold an interest of 10% or more of the total voting rights exercisable in another Premier League football club. In addition, under our amended and restated memorandum and articles of association, if any shareholder is determined by us, at our absolute discretion, to be holding any Class A ordinary shares in violation of this rule or the rules of certain other relevant governing bodies, we have the right to repurchase shares from such person or direct that shareholder to transfer those shares to another person.

The purchase price of our Class A ordinary shares might not reflect its value, and you may experience dilution as a result of future equity issuances.

The purchase price of our Class A ordinary shares might not reflect its value, and you may experience dilution as a result of future equity issuances. In the future, we may offer additional shares of our Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares in order to raise additional capital. We cannot assure you that we will be able to sell our Class A ordinary shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. You will experience dilution upon any future equity issuances, including future public offerings or future grants under our 2012 Equity Incentive Award Plan. As of August 9, 2017, we had 15,232,341 shares of Class A ordinary shares reserved for future issuance under our 2012 Equity Incentive Award Plan.

Exchange rate fluctuations may adversely affect the foreign currency value of the Class A ordinary shares and any dividends.

Our Class A ordinary shares are quoted in US dollars on the New York Stock Exchange. Our financial statements are prepared in pounds sterling. Fluctuations in the exchange rate between the pounds sterling and the US dollar will affect, among other matters, the US dollar value of the Class A ordinary shares and of any dividends.

The rights afforded to shareholders are governed by the laws of the Cayman Islands.

Our corporate affairs and the rights afforded to shareholders are governed by our amended and restated memorandum and articles of association and by the Companies Law (2011 Revision) of the Cayman Islands, as amended and restated from time to time (the "Companies Law") and common law of the Cayman Islands, and these rights differ in certain respects from the rights of shareholders in typical US corporations. In particular, the laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in some respects from those established under statutes or judicial precedent in existence in the United States. The laws of the Cayman Island provide only limited circumstances under which shareholders of companies may bring derivative actions and (except in limited circumstances) do not afford appraisal rights to dissenting shareholders in the form typically available to shareholders of a US corporation other than in limited circumstances in relation to certain mergers. A summary of Cayman Islands law on the protection of minority shareholders is set out in "Description of Share Capital — Differences in Corporate Law" in the accompanying prospectus.

We report as a US domestic corporation for US federal income tax purposes.

As discussed more fully under "Material US Federal Income Tax Consequences," due to the circumstances of our formation and the application of Section 7874 of the US Internal Revenue Code of 1986, as amended (the "Code"), we report as a US domestic corporation for all purposes of the Code. As a result, we are subject to US federal income tax on our worldwide income. In addition, if we pay dividends to a Non-US Holder, as defined in the discussion under the heading "Material US Federal Income Tax Consequences," US federal tax at the rate of 30%, or such lower rate as may be provided in an applicable income tax treaty, will apply. Each investor should consult its own tax adviser regarding the US federal income tax position of the Company and the tax consequences of holding the Class A ordinary shares.

Withholding under the Foreign Account Tax Compliance Act may apply to our dividends and gross proceeds from the sale or other disposition of our Class A ordinary shares.

Under legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax will generally apply to certain types of payments, including US source dividends and gross proceeds from the disposition of equity securities that produce US source dividends, made to "foreign financial institutions" (as defined under those rules) and certain other non-US entities, unless such foreign financial institutions or other entities comply with requirements under FATCA or are otherwise exempt from such requirements. Because we report as a US domestic corporation for all purposes of the Code, including for purposes of FATCA, our dividends as well as gross proceeds from the sale or other disposition of our Class A ordinary shares paid to a foreign financial institution or other non-US entity may be subject to potential withholding under FATCA. Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A ordinary shares, and also will apply on or after January 1, 2019 to payments of gross proceeds from a sale or other disposition of Class A ordinary shares. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to an investment in our Class A ordinary shares.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class A ordinary shares depends in part on the research and reports that securities or industry analysts publish about us, our business or our industry. If one or more of the analysts who covers us downgrades our stock, our share price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our Class A ordinary shares could decrease, which could cause our stock price or trading volume to decline.

It may be difficult to enforce a US judgment against us, our directors and officers and certain experts named in this prospectus outside the United States, or to assert US securities law claims outside of the United States.

The majority of our directors and executive officers are not residents of the United States, and the majority of our assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon us within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. See "Enforceability of Civil Liabilities" in the accompanying prospectus. Additionally, it may be difficult to assert US securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a US securities law claim because foreign courts may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not US law, is applicable to the claim. Further, if US law is found to be applicable, the content of applicable US law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

In particular, investors should be aware that there is uncertainty as to whether the courts of the Cayman Islands would recognize and enforce judgments of United States courts obtained against us or our directors or management as well as against the selling shareholder predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands courts against us or our directors or officers as well as against the selling shareholder predicated upon the securities laws of the United States or any state in the United States. As a result of the difficulty associated with enforcing a judgment against us, you may not be able to collect any damages awarded by either a US or foreign court.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference estimates and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement and the accompanying prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different and worse from what we expect.

All statements other than statements of historical fact are forward-looking statements. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "seek," "believe," "estimate," "predict," "potential," "continue," "contemplate," "possible" and similar words are intended to identify estimates and forward-looking statements.

Our estimates and forward-looking statements may be influenced by various factors, including without limitation:

  ▪
  our dependence on the performance and popularity of our first team;

  ▪
  maintaining, enhancing and protecting our brand and reputation, particularly in new markets, in order to expand our follower and sponsorship base;

  ▪
  our reliance on European competitions as a source of future income;

  ▪
  the negotiation and pricing of key media contracts outside our control;

  ▪
  actions taken by other Premier League clubs that are contrary to our interests;

  ▪
  the potential impact of the United Kingdom's decision to exit from the European Union on the movement of players or other regulations;

  ▪
  our ability to attract and retain key personnel, including players, in an increasingly competitive market with increasing salaries and transfer fees;

  ▪
  our ability to execute a digital media strategy that generates the revenue we anticipate;

  ▪
  our ability to meet growth expectations and properly manage such anticipated growth;

  ▪
  our ability to maintain, train and build an effective international sales and marketing infrastructure, and manage the risks associated with such an expansion;

  ▪
  our ability to renew or replace key commercial agreements on similar or better terms, or attract new sponsors;

  ▪
  our exposure to credit related losses in connection with key media, commercial and transfer contracts;

  ▪
  our relationship with the various leagues to which we belong and the application of their respective rules and regulations;

  ▪
  our relationship with merchandising, licensing, sponsor and other commercial partners;

  ▪
  maintaining our match attendance at Old Trafford;

  ▪
  our exposure to increased competition, both in football and the various commercial markets in which we do business;

  ▪
  any natural disasters, terrorist incidents or other events beyond our control that adversely affect our operations;

  ▪
  the effect of adverse economic conditions on our operations;

  ▪
  uncertainty with regard to exchange rates, our tax rate and our cash flow;

  ▪
  our ability to adequately protect against media piracy and identity theft of our follower account information;

  ▪
  our exposure to the effects of seasonality in our business;

  ▪
  the effect of our indebtedness on our financial health and competitive position;

  ▪
  our ability to compete in our industry and with innovation by our competitors;

  ▪
  estimates and estimate methodologies used in preparing our consolidated financial statements; and

  ▪
  the future trading prices of our Class A ordinary shares and the impact of securities analysts' reports on these prices.

Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, you are cautioned not to place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

 EXCHANGE RATE INFORMATION

Our functional and reporting currency is pounds sterling and substantially all of our costs are denominated in pounds sterling. However, any Broadcasting revenue from our participation in the European competitions, as well as certain other revenue, is generated in Euro. We also occasionally enter into transfer agreements which are payable in Euro. In addition, we have transactional currency exposure against the US dollar relating to our US dollar denominated secured term loan facility and our 3.79% senior secured notes due 2027 (the "2027 Notes") and our Commercial revenue from certain sponsors. For all dates and periods, the exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board. The rates represent the noon buying rate in New York for cable transfers payable in foreign currencies. These rates may differ from the actual rates used in the preparation of the financial statements and other financial information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Inclusion of these exchange rates is not meant to suggest that the US dollar amounts actually represent such pounds sterling amounts or that such amounts could have been or could be converted into US dollars at any particular rate, or at all. On August 9, 2017 the exchange rate was $1.30 to £1.00.

The following table sets forth information concerning exchange rates between the pound sterling and the US dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Noon Buying Rate
Period	Period End	Average(1)	Low	High
	($ per £1.00)
Fiscal Year 2012	1.57	1.59	1.53	1.66
Fiscal Year 2013	1.52	1.57	1.49	1.63
Fiscal Year 2014	1.70	1.63	1.48	1.71
Fiscal Year 2015	1.57	1.57	1.46	1.72
Fiscal Year 2016	1.32	1.47	1.32	1.57
Fiscal Year 2017	1.30	1.27	1.21	1.34
July 2017	1.32	1.30	1.28	1.31
August 2017 (through August 9, 2017)	1.30	1.31	1.30	1.32

Source: Federal Reserve Bank of New York and Federal Reserve Statistical Release

(1)
Fiscal year and interim period averages were calculated by using the average of the exchange rates on the last day of each month during the relevant period. Monthly averages are calculated by using the average of the daily rates during the relevant month.

USE OF PROCEEDS

In this offering, the selling shareholder named in this prospectus supplement is selling 4,347,826 Class A ordinary shares. We will not receive any proceeds from the sale of any Class A ordinary shares by the selling shareholder.

 MARKET PRICE OF OUR CLASS A ORDINARY SHARES

Our Class A ordinary shares began trading on the New York Stock Exchange on August 10, 2012 under the symbol "MANU" in connection with our IPO. Prior to that date, there was no public market for our Class A ordinary shares. As of August 9, 2017, there were 3,682 holders of record of our Class A ordinary shares. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in "street names" or persons, partnerships, associates, corporations, or other entities identified in security position listings maintained by depositories.

The table below sets forth for the periods indicated the high and low sales prices per share of our Class A ordinary shares reported on the New York Stock Exchange since our IPO.

	Class A Ordinary Shares Price Range
	High	Low
Fiscal Year 2014
First Quarter	$17.90	$15.91
Second Quarter	$17.76	$15.01
Third Quarter	$17.24	$14.47
Fourth Quarter	$18.78	$15.86
Fiscal Year 2015
First Quarter	$19.63	$15.20
Second Quarter	$16.58	$14.78
Third Quarter	$17.41	$15.26
Fourth Quarter	$18.42	$15.15
Fiscal Year 2016
First Quarter	$18.80	$17.16
Second Quarter	$18.99	$17.30
Third Quarter	$17.50	$13.30
Fourth Quarter	$17.73	$13.79
Fiscal Year 2017
First Quarter	$17.32	$15.49
Second Quarter	$17.04	$14.20
Third Quarter	$17.35	$14.70
Fourth Quarter	$17.80	$16.05
Fiscal Year 2018
July 2017	$17.30	$16.00
August 2017 (through August 9, 2017)	$17.55	$17.05

The last reported sale price of our Class A ordinary shares on August 9, 2017 was $17.15 per share.

 SELLING SHAREHOLDER

The following table sets forth information as of August 9, 2017 regarding beneficial ownership of our Class A and Class B ordinary shares (i) immediately prior to this offering and (ii) giving effect to this offering (assuming no exercise by the underwriter of its option to purchase 652,174 additional Class A ordinary shares) by the selling shareholder.

For purposes of the table below, the percentage ownership calculations for beneficial ownership prior to and after the completion of this offering are based on 40,025,278 of our Class A ordinary shares and 124,000,000 of our Class B ordinary shares outstanding as of August 8, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Class A ordinary shares that may be acquired by an individual or group within 60 days after the date of this prospectus supplement, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The underwriter has an option to purchase up to 652,174 additional Class A ordinary shares from the selling shareholder.

The information in the table below has been obtained from the selling shareholder.

	Shares Beneficially Owned prior to the Offering						Shares Beneficially Owned after the Offering
					% of Total Voting Power prior to the Offering(2)	Number of Class A Shares Offered					% of Total Voting Power after the Offering(1)(2)
	Class A Shares	%	Class B Shares	%			Class A Shares	%	Class B Shares	%
Red Football LLC(3)	8,019,033	20.0%	85,000,000	68.5%	67.0%	4,347,826	3,671,207	9.2%	85,000,000	68.5%	66.7%

(1)
Assumes no exercise by the underwriter of its option to purchase up to 652,174 additional Class A ordinary shares from the selling shareholder. See "Underwriting."

(2)
Percentage of total voting power represents voting power with respect to all of our Class A and Class B ordinary shares, as a single class. The holders of our Class B ordinary shares are entitled to 10 votes per share, and holders of our Class A ordinary shares are entitled to one vote per share. For more information about the voting rights of our Class A and Class B ordinary shares, see "Description of Share Capital — Ordinary Shares — Voting rights" in the accompanying prospectus.

(3)
Red Football LLC is a wholly-owned subsidiary of Red Football Limited Partnership. The general partner of Red Football Limited Partnership is Red Football General Partner Inc. Trusts controlled by six lineal descendants of Mr. Malcolm Glazer each own an equal number of shares of Red Football General Partner Inc., as well as an equal percentage of the limited partnership interests in Red Football Limited Partnership. These lineal descendants of Mr. Glazer are also directors of Red Football General Partner Inc. The six lineal descendants of Mr. Glazer are Avram Glazer, Joel Glazer, Bryan Glazer, Edward Glazer, Darcie Glazer Kassewitz and Kevin Glazer. Joel Glazer is the president of Red Football General Partner Inc. The lineal descendants of Mr. Malcolm Glazer may be deemed to share beneficial ownership of the shares held by Red Football Limited Partnership as a result of their status as shareholders of Red Football General Partner Inc., President of Red Football General Partner Inc. (with respect to Joel Glazer) and holders of limited partnership interests in Red Football Limited Partnership. After giving effect to this offering, Red Football LLC will beneficially own 3,671,207 Class A ordinary shares and 85,000,000 Class B ordinary shares representing 66.7% of the voting power of all shareholders.

MATERIAL US FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material US federal income tax consequences relevant to US Holders and Non-US Holders (each as defined below) acquiring, holding and disposing of the Company's Class A ordinary shares. This summary is based on the Code, final, temporary and proposed US Treasury regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Furthermore, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the Internal Revenue Service (the "IRS") or will be sustained by a court if challenged.

This summary does not discuss all aspects of US federal income taxation that may be relevant to investors in light of their particular circumstances, such as investors subject to special tax rules, including without limitation the following, all of whom may be subject to tax rules that differ significantly from those summarized below:

  ▪
  financial institutions;

  ▪
  insurance companies;

  ▪
  brokers or dealers in stocks, securities, or currencies or notional principal contracts;

  ▪
  regulated investment companies;

  ▪
  real estate investment trusts;

  ▪
  tax-exempt organizations;

  ▪
  partnerships and other pass-through entities, or persons that hold Class A ordinary shares through pass-through entities;

  ▪
  investors that hold Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for US federal income tax purposes;

  ▪
  US holders that have a functional currency other than the US dollar;

  ▪
  US expatriates and former long-term residents of the United States;

  ▪
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax; and

  ▪
  tax-qualified retirement plans.

This summary does not address alternative minimum tax consequences, the Medicare contribution tax on net investment income, or non-income tax consequences, such as estate or gift tax consequences, and does not address state, local or non-US tax consequences. This summary only addresses investors that will acquire Class A ordinary shares in this offering, and it assumes that investors will hold their Class A ordinary shares as capital assets (generally, property held for investment).

For purposes of this summary, a "US Holder" is a beneficial owner of the Company's Class A ordinary shares that is, for US federal income tax purposes:

  ▪
  an individual who is a citizen or resident of the United States,

  ▪
  a corporation created in, or organized under the laws of, the United States, any state thereof or the District of Columbia,

  ▪
  an estate the income of which is includible in gross income for US federal income tax purposes regardless of its source, or

  ▪
  a trust that (i) is subject to the primary supervision of a US court and the control of one or more US persons or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a US person.

A "Non-US Holder" is a beneficial owner of the Company's Class A ordinary shares that is not a US Holder.

If an entity or arrangement treated as a partnership for US federal income tax purposes holds the Company's Class A ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships considering an investment in the Class A ordinary shares are encouraged to consult their tax advisors regarding the tax consequences of the ownership and disposition of Class A ordinary shares.

Treatment of the Company as a Domestic Corporation for US Federal Income Tax Purposes

Even though the Company is organized as a Cayman Islands exempted company, due to the circumstances of its formation and the application of Section 7874 of the Code, the Company reports as a domestic corporation for US federal income tax purposes. This has implications for all shareholders; the Company is subject to US federal income tax as if it were a US corporation, distributions made by the Company are generally treated as US-source dividends and generally subject to US dividend withholding tax, and gross proceeds from the sale or other disposition of, and dividends paid on, the Class A ordinary shares may be subject to tax under FATCA (as defined below under "Foreign Account Tax Compliance Act").

US Holders

Distributions

Distributions made by the Company in respect of its Class A ordinary shares will be treated as US-source dividends includible in the gross income of a US Holder as ordinary income to the extent of the Company's current and accumulated earnings and profits, as determined under US federal income tax principles. To the extent the amount of a distribution exceeds the Company's current and accumulated earnings and profits, the distribution will be treated first as a non-taxable return of capital to the extent of a US Holder's adjusted tax basis in the Class A ordinary shares and thereafter as gain from the sale of such shares. Subject to applicable limitations and requirements, dividends received on the Class A ordinary shares generally should be eligible for the "dividends received deduction" available to corporate shareholders. A dividend paid by the Company to a non-corporate US Holder generally will be eligible for preferential rates if certain holding period and other requirements are met.

The US dollar value of any distribution made by the Company in foreign currency will be calculated by reference to the exchange rate in effect on the date of the US Holder's actual or constructive receipt of such distribution, regardless of whether the foreign currency is in fact converted into US dollars. If the foreign currency is converted into US dollars on such date of receipt, the US Holder generally will not recognize foreign currency gain or loss on such conversion. If the foreign currency is not converted into US dollars on the date of receipt, such US Holder will have a basis in the foreign currency equal to its US dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other taxable disposition of the foreign currency generally will be US-source ordinary income or loss to such US Holder.

Sale or other disposition

A US Holder will recognize gain or loss for US federal income tax purposes upon a sale or other taxable disposition of its Class A ordinary shares in an amount equal to the difference between the amount realized from such sale or disposition and the US Holder's adjusted tax basis in the Class A ordinary shares. A US Holder's adjusted tax basis in the Class A ordinary shares generally will be the US Holder's cost for the shares. Any such gain or loss generally will be US-source capital gain or loss and will be long-term capital gain or loss if, on the date of sale or disposition, such US Holder held the Class A ordinary shares for more than one year. Long-term capital gains derived by non-corporate US Holders are eligible for taxation at reduced rates. The deductibility of capital losses is subject to significant limitations.

Information reporting and backup withholding

Payments of dividends on or proceeds arising from the sale or other taxable disposition of Class A ordinary shares generally will be subject to information reporting, and will also be subject to backup withholding if a US Holder (i) fails to furnish such US Holder's correct US taxpayer identification number (generally on IRS Form W-9), (ii) furnishes an incorrect US taxpayer identification number, (iii) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding, or (iv) fails to certify under penalty of perjury that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a US Holder's US federal income tax liability or will be refunded, if the US Holder furnishes the required information to the IRS in a timely manner.

Non-US Holders

Distributions

Subject to the discussion under "— Foreign Account Tax Compliance Act" below, distributions treated as dividends (see "— US Holders — Distributions" above) by the Company to Non-US Holders will be subject to US federal withholding tax at a 30% rate, except as may be provided by an applicable income tax treaty. To obtain a reduced rate of US federal withholding under an applicable income tax treaty, a Non-US Holder will be required to certify its entitlement to benefits under that treaty, generally on a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable.

However, dividends that are effectively connected with a Non-US Holder's conduct of a trade or business within the United States and, where required by an income tax treaty, are attributable to a permanent establishment or fixed base of the Non-US Holder in the United States, are not subject to the withholding tax described in the previous paragraph. Instead, such Non-US Holders are subject to regular US federal income tax at graduated rates in the same manner as discussed above under US Holders. In order to claim such exemption from withholding tax, the Non-US Holder must comply with applicable certification and disclosure requirements, generally by providing a properly completed IRS Form W-8ECI. Non-US Holders that are corporations may also be subject to an additional branch profits tax at a 30% rate, except as may be provided by an applicable income tax treaty.

Sale or other disposition

Subject to the discussion under "— Foreign Account Tax Compliance Act" below, a Non-US Holder will not be subject to US federal income tax in respect of any gain on a sale or other disposition of the Class A ordinary shares unless:

  ▪
  the gain is effectively connected with the Non-US Holder's conduct of a trade or business within the United States and, where required by an income tax treaty, is attributable to a permanent establishment or fixed base of the Non-US Holder in the United States;

  ▪
  the Non-US Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or

  ▪
  the Company is or has been a "US real property holding corporation" during the shorter of the five-year period preceding the disposition and the Non-US Holder's holding period for the Class A ordinary shares.

Non-US Holders described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated US federal income tax rates and, if they are foreign corporations, may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-US Holders described in the second bullet point above will be subject to a flat 30% tax on any gain derived on the sale or other taxable disposition, which gain may be offset by certain US-source capital losses. The Company is not, and does not anticipate becoming, a "US real property holding corporation" for US federal income tax purposes.

Information reporting and backup withholding

Generally, the amount of distributions made to Non-US Holders and the amount of any tax withheld with respect to those payments must be reported annually to the IRS and to Non-US Holders. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which a Non-US Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

A Non-US Holder will generally not be subject to backup withholding with respect to payments of dividends, provided the Company or its payng agent receives a properly completed statement to the effect that the Non-US Holder is not a US person and the Company or its paying agent does not have actual knowledge or reason to know that the holder is a US person. The requirements for the statement will be met if the Non-US Holder provides its name and address and certifies, under penalties of perjury, that it is not a US person (which certification may generally be made on IRS Form W-8BEN or W-8BEN-E) or if a financial institution holding the Class A ordinary shares on behalf of the Non-US Holder certifies, under penalties of perjury, that such statement has been received by it and furnishes the Company or its paying agent with a copy of the statement.

Except as described below under "— Foreign Account Tax Compliance Act," the payment of proceeds from a disposition of Class A ordinary shares to or through a non-US office of a non-US broker will not be subject to information reporting or backup withholding unless the non-US broker has certain types of relationships with the United States. In the case of a payment of proceeds from the disposition of Class A ordinary shares to or through a non-US office of a broker that is either a US person or such a US-related person, US Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the Non-US Holder is not a US person and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-US Holder's US federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471-1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA"), withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as defined under those rules) and certain other non-US entities. The failure to comply with additional certification, information reporting and other specified requirements could result in a withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain Non-US Holders. A 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A ordinary shares paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial US owners or furnishes identifying information regarding each substantial US owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it generally must enter into an agreement with the US Treasury requiring, among other things, that it undertake to identify accounts held by certain US persons or US-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, the withholding provisions described above generally apply to payments of dividends on our Class A ordinary shares regardless of when they are made and will apply to payments of gross proceeds from a sale or other disposition of Class A ordinary shares on or after January 1, 2019. Prospective investors are encouraged to consult their tax advisors regarding the potential application of withholding under FATCA to an investment in our Class A ordinary shares.

 MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the Company will be received free of all Cayman Islands taxes. The Company has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from the date of such undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August 9, 2017 among us, the selling shareholder and Morgan Stanley & Co. LLC, as the underwriter of this offering, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder, 4,347,826 Class A ordinary shares.

The selling shareholder may be deemed an underwriter with respect to the Class A ordinary shares it is offering.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the Class A ordinary shares if any of them are purchased. We and the selling shareholder have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the Class A ordinary shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A ordinary shares, that you will be able to sell any of the Class A ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the Class A ordinary shares subject to its acceptance of the Class A ordinary shares from the selling shareholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority except sales to accounts over which it has discretionary authority to exceed five percent of the Class A ordinary shares being offered.

The underwriter is expected to make offers and sales both inside and outside the United States through its respective selling agents.

Commission and Expenses

The underwriter has advised us that it proposes to offer the Class A ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.39 per Class A ordinary share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by the selling shareholder as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that the selling shareholder are to pay the underwriter and the proceeds, before expenses, to the selling shareholder in connection with this offering (assuming no exercise by the underwriter of its option to purchase up to 652,174 Class A ordinary shares).

	Per Share	Total
Public offering price	$17.00	$73,913,042.00
Underwriting discount and commissions paid by the selling shareholder	$0.65	$2,826,086.90
Proceeds to the selling shareholder, before expenses	$16.35	$71,086,955.10

The expenses of this offering, not including the underwriting discount, are estimated at $350,000 and are payable by us. We have also agreed to reimburse the underwriter in an amount of up to $12,000 for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.

Listing

Our Class A ordinary shares are traded on the New York Stock Exchange under the trading symbol "MANU."

Stamp Taxes

If you purchase Class A ordinary shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the public offering price.

Option to Purchase Additional Shares

The selling shareholder has granted to the underwriter an option, exercisable for 6 days from the date of this prospectus supplement, to purchase up to an aggregate of 652,174 additional Class A ordinary shares from the selling shareholder at the purchase price set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, with the underwriter, not to directly or indirectly:

  ▪
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act; or
  ▪
  otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or
  ▪
  publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriter.

This restriction terminates after the close of trading of the ordinary shares on and including the 45 days after the date of this prospectus supplement.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 45-day period, without public notice, release all or any portion of the securities subject to our lock-up agreement.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares of our Class A ordinary shares in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares in the open market. In determining the source of Class A ordinary shares to close out the covered short position, the underwriter will consider, among other things, the price of Class A ordinary shares available for purchase in the open market as compared to the price at which it may purchase Class A ordinary shares through its option to purchase additional Class A ordinary shares.

"Naked" short sales are sales in excess of the option to purchase additional Class A ordinary shares. The underwriter must close out any naked short position by purchasing Class A ordinary shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of Class A ordinary shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the Class A ordinary shares. A syndicate covering transaction is the bid for or the purchase of Class A ordinary shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A ordinary shares or preventing or retarding a decline in the market price of our Class A ordinary shares. As a result, the price of our Class A ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, the selling shareholder nor any of the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Class A ordinary shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

The prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of Class A ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriter and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area, no offer of Class A ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class A ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the Class A ordinary shares, or who initially acquires any Class A ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any Class A ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the Class A ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representative has been given to the offer or resale; or where the Class A ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A ordinary shares. Accordingly any person making or intending to make an offer in that Member State of Class A ordinary shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representative have authorized, nor do they authorize, the making of any offer of Class A ordinary shares in circumstances in which an obligation arises for the Company or the Representative to publish a prospectus for such offer.

For the purposes of this provision, the expression an "offer of the Class A ordinary shares to the public" in relation to any Class A ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are "qualified investors" or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.

Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, "relevant persons"). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A ordinary shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A ordinary shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The Class A ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Canada

The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Disclosure of the Securities and Exchange Commission's Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL MATTERS

All of the fees and expenses for this offering will be paid by us. The validity of the Class A ordinary shares offered hereby will be passed upon for us by Walkers, Cayman Islands counsel to the Company. Certain other matters will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

 EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants of England and Wales. The current address of PricewaterhouseCoopers LLP is 101 Barbirolli Square, Lower Mosley Street, Manchester M2 3PW, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.manutd.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

Incorporation by Reference

The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

  ▪
  Our Annual Report on Form 20-F for the year ended June 30, 2016, filed on September 15, 2016;

  ▪
  Our Reports on Form 6-K, filed on November 18, 2016, February 10, 2017 and May 19, 2017 (to the extent expressly incorporated by reference); and

  ▪
  The description of our Class A ordinary shares contained in our registration statement on Form 8-A (File No. 001-35627) filed with the SEC on August 7, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Old Trafford
Sir Matt Busby Way
Manchester M16 0RA
United Kingdom
+44 (0) 161 868 8000
Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Manchester United plc
$400,000,000
Class A Ordinary Shares
Debt Securities
Warrants
24,000,000 Shares
Class A Ordinary Shares
Offered by the Selling Shareholders

        We may offer and sell up to $400,000,000 in the aggregate of the securities identified above, and the selling shareholders may offer and sell up to 24,000,000 shares in the aggregate of Class A ordinary shares identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholders.

        Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporated by reference, before you invest in any of our securities.

        We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling shareholders may offer and sell Class A ordinary shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our Class A ordinary shares are listed on the New York Stock Exchange under the symbol "MANU." On September 16, 2015, the last reported sale price of our Class A ordinary shares on the New York Stock Exchange was $18.38 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2015.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
OUR COMPANY	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	5
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
DESCRIPTION OF SHARE CAPITAL	6
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	23
GLOBAL SECURITIES	24
SELLING SHAREHOLDERS	26
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	29
EXPERTS	29
ENFORCEABILITY OF CIVIL LIABILITIES	29

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 and the selling shareholders to be named in a supplement to this prospectus may sell up to 24,000,000 Class A ordinary shares from time to time in one or more offerings as described in this prospectus. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus. Neither we, nor the selling shareholders, take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We have historically conducted our business through Red Football Shareholder Limited, a private limited company incorporated in England and Wales, and its subsidiaries. Prior to the Reorganization Transactions described below, Red Football Shareholder Limited was a direct, wholly-owned subsidiary of Red Football LLC, a Delaware limited liability company. On April 30, 2012, Red Football LLC formed a wholly-owned subsidiary, Manchester United Ltd., an exempted company with limited liability incorporated under the Companies Law (2011 Revision) of the Cayman Islands, as amended and restated from time to time, or the Companies Law. On August 8, 2012, Manchester United Ltd. changed its legal name to Manchester United plc.

        On August 9, 2012, Red Football LLC contributed all of the equity interest of Red Football Shareholder Limited to Manchester United plc. As a result of these reorganization transactions, Red Football Shareholder Limited became a direct wholly-owned subsidiary of Red Football Holdings Limited, which is in turn, a wholly-owned subsidiary of Manchester United plc, and our business is now conducted through Manchester United plc and its subsidiaries. In this prospectus, we refer to all of these events as the "Reorganization Transactions."

        Except where the context otherwise requires or where otherwise indicated, the terms "Manchester United," the "Company," "we," "us," "our," "our company" and "our business" refer, prior to the Reorganization Transactions discussed above, to Red Football Shareholder Limited and, after the Reorganization Transactions, to Manchester United plc, in each case together with its consolidated subsidiaries as a consolidated entity.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

        Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

        Our web site address is www.manutd.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

  •
  Our Annual Report on Form 20-F/A for the year ended June 30, 2014, filed with the SEC on February 27, 2015.

  •
  Our Reports on Form 6-K, filed with the SEC on July 14, 2014, August 6, 2014, August 12, 2014, December 10, 2014, January 7, 2015, April 10, 2015 and May 27, 2015; and on November 21, 2014, February 13, 2015 and May 15, 2015 (in each case, to the extent expressly incorporated by reference into our Registration Statement on Form F-3 (File No. 333-191225), filed with the SEC on September 18, 2013, as amended).

  •
  The description of our Class A ordinary shares contained in our registration statement on Form 8-A (File No. 001-35627) filed with the SEC on August 7, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Old Trafford
Sir Matt Busby Way
Manchester M16 0RA
United Kingdom
+44 (0) 161 868 8000
Attention: Investor Relations

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

Overview

        We are one of the most popular and successful sports teams in the world, playing one of the most popular spectator sports on Earth. Through our 137-year heritage we have won 62 trophies, including a record 20 English league titles, enabling us to develop what we believe is one of the world's leading sports brands and a global community of 659 million followers. Our large, passionate community provides Manchester United with a worldwide platform to generate significant revenue from multiple sources, including sponsorship, merchandising, product licensing, mobile & content, broadcasting and matchday. We attract leading global companies such as adidas, Aon and General Motors (Chevrolet) that want access and exposure to our community of followers and association with our brand.

        On April 30, 2012 Manchester United Ltd., an exempted company with limited liability, was incorporated under the Companies Law. Exempted companies are Cayman Islands companies whose operations are conducted mainly outside the Cayman Islands. On August 8, 2012, Manchester United Ltd. changed its legal name to Manchester United plc.

        Our principal executive office is located at Sir Matt Busby Way, Old Trafford, Manchester M16 0RA, United Kingdom and our telephone number is +44 (0) 161 868 8000. Our website is www.manutd.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus. Our agent in the United States is Corporation Services Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036.

Recent Developments

        On September 17, 2015, our board of directors announced that it had approved the payment of a regular quarterly cash dividend on our outstanding Class A and Class B ordinary shares. For the first quarter of 2016, a dividend of $0.045 per share will be payable on October 15, 2015, to shareholders of record on September 30, 2015. The shares will begin to trade ex-dividend on September 28, 2015. The declaration and payment of future quarterly dividends, if any, will be at the sole discretion of our board of directors or a committee thereof based on its consideration of various factors, including our operating results, financial condition and anticipated capital requirements.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and accompanying prospectus supplements contain or incorporate by reference estimates and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus and accompanying prospectus supplements, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus and the accompanying prospectus supplements (including the documents incorporated by reference herein and therein) and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely, with the understanding that our actual future results may be materially different and worse from what we expect.

        All statements other than statements of historical fact are forward-looking statements. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "seek," "believe," "estimate," "predict," "potential," "continue," "contemplate," "possible" and similar words are intended to identify estimates and forward-looking statements.

        Our estimates and forward-looking statements may be influenced by various factors, including without limitation:

  •
  our dependence on the performance and popularity of our first team;

  •
  maintaining, enhancing and protecting our brand and reputation, particularly in new markets, in order to expand our follower and sponsorship base;

  •
  our reliance on European competitions as a source of future income;

  •
  the negotiation and pricing of key media contracts outside our control;

  •
  actions taken by other Premier League clubs that are contrary to our interests;

  •
  our ability to attract and retain key personnel, including players, in an increasingly competitive market with increasing salaries and transfer fees;

  •
  our ability to execute a digital media strategy that generates the revenue we anticipate;

  •
  our ability to meet growth expectations and properly manage such anticipated growth;

  •
  our ability to maintain, train and build an effective international sales and marketing infrastructure, and manage the risks associated with such an expansion;

  •
  our ability to renew or replace key commercial agreements on similar or better terms, or attract new sponsors;

  •
  our exposure to credit related losses in connection with key media, commercial and transfer contracts;

  •
  our relationship with the various leagues to which we belong and the application of their respective rules and regulations;

  •
  our relationship with merchandising, licensing, sponsor and other commercial partners;

  •
  maintaining our match attendance at Old Trafford;

  •
  our exposure to increased competition, both in football and the various commercial markets in which we do business;

  •
  any natural disasters or other events beyond our control that adversely affect our operations;

  •
  the effect of adverse economic conditions on our operations;

  •
  uncertainty with regard to exchange rates, our tax rate and our cash flow;

  •
  our ability to adequately protect against media piracy and identity theft of our follower account information;

  •
  our exposure to the effects of seasonality in our business;

  •
  the effect of our indebtedness on our financial health and competitive position;

  •
  our ability to compete in our industry and with innovation by our competitors;

  •
  estimates and estimate methodologies used in preparing our consolidated financial statements; and

  •
  the future trading prices of our Class A ordinary shares and the impact of securities analysts' reports on these prices.

        Other sections of this prospectus and the accompanying prospectus supplements (including the documents incorporated by reference herein and therein) include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, you are cautioned not to place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

        The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

RISK FACTORS

        Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A ordinary shares being offered by the selling shareholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratios of earnings to fixed charges for Manchester United plc and its consolidated subsidiaries for the periods indicated.

	Year Ended June 30,								Nine Months Ended March 31,
	2010		2011	2012		2013		2014	2015
Ratio of earnings to fixed charges	—	(1)	1.27	—	(1)	—	(1)	2.42	1.24
Amount of the coverage deficiency	£ 44,273		—	£ 4,664		£ 8,793		—	—

(1)
The ratio coverage was less than 1:1.

DESCRIPTION OF SHARE CAPITAL

        The following is a description of the material terms of our amended and restated memorandum and articles of association. The following description may not contain all of the information that is important to you and we therefore refer you to our amended and restated memorandum and articles of association, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

        We are a Cayman Islands exempted company with limited liability. Our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law.

        Our register of shareholders is maintained by American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

        Our authorized share capital consists of 650,000,000 ordinary shares, par value $0.0005 per share. As of September 16, 2015, there were 39,873,074 Class A ordinary shares issued and outstanding and 124,000,000 Class B ordinary shares issued and outstanding.

Ordinary Shares

General

        Walkers, Cayman Islands counsel to the Company, has confirmed that all of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Our issued and outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights other than with respect to voting and conversion rights. Holders of our ordinary shares have no preemptive, subscription, redemption or conversion rights (except as described below under the heading "—Conversion").

        Our board of directors may provide for other classes of shares, including series of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our board of directors. If we issue any preferred shares, the rights, preferences and privileges of holders of our Class A ordinary shares and Class B ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and our amended and restated memorandum and articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis.

Voting rights

        Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes, on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders' meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy.

        A quorum required for a meeting of shareholders consists of (a) with respect to any meeting convened to consider or adopt a special resolution, holders with at least 67% of the votes eligible to be cast at any such general meeting of the Company and (b) with respect to any meeting to consider any other resolution or take any other action, holders with at least a majority of the votes eligible to be cast at any such general meeting of the Company. A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our amended and restated memorandum and articles of association or the voluntary winding up of the Company.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares.

        At any time that the holders of the Class B ordinary shares together hold Class B ordinary shares representing at least 10% of the total number of Class A and Class B ordinary shares outstanding, the voting power permitted to be exercised by the holders of the Class B shares will be weighted such that the Class B shares shall represent, in the aggregate, 67% of the voting power of all shareholders entitled to receive notice of, attend and vote at any meeting convened to consider a special resolution.

Conversion

        Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder of such Class B ordinary share. Each Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share upon any transfer thereof to a person or entity that is not an affiliate of the holder of such Class B ordinary share. Further, our Class B ordinary shares will automatically convert into our Class A ordinary shares upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding.

Variation of rights

        The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

Transfer of ordinary shares and notices

        Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors, subject to the applicable restrictions of our amended and restated memorandum and articles of association, such as the suspension of transfers for a period immediately preceding a general meeting, or the determination that a proposed transfer is not eligible.

        In addition, our amended and restated memorandum and articles of association prohibit the transfer of shares to any person where such transfer would be in breach of the rules of the Premier League or the rules of certain other relevant governing bodies. The rules of the Premier League prohibit any person who holds an interest of 10% or more of the total voting rights exercisable in a Premier League football club from holding an interest in voting rights exercisable in any other Premier League football club. If any shareholder is determined by us, at our absolute discretion, to be holding any Class A ordinary shares in violation of this rule or the rules of certain other relevant governing bodies, we have the right to repurchase shares from such person or to direct that shareholder to transfer those shares to another person.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on 14 days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

        Certain transfers of Class B ordinary shares to non-affiliates of the holder of such Class B ordinary shares will also result in the conversion of such Class B ordinary shares to Class A ordinary shares. See "—Conversion" above.

Liquidation

        On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Directors

        The management of our Company is vested in a board of directors. Our amended and restated memorandum and articles of association provide that our board of directors, which must be composed of at least one member, can be appointed and removed and/or replaced by an ordinary resolution of the shareholders or by written notice delivered to the Company from time to time by shareholders permitted to exercise more than 50% of the voting power capable of being exercised at any general meeting.

        The quorum necessary for any meeting of our board of directors shall consist of at least a majority of the members of our board of directors.

Indemnity of directors and officers

        Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director's or officer's dishonesty, willful default or fraud.

Differences in Corporate Law

        Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and similar arrangements

        The Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under Cayman Islands law requires the directors of the companies to enter into and to approve a written plan of merger or consolidation, which must also be authorized by a special resolution of each constituent company, in which regard see "—Voting rights" above. In relation to any merger or consolidation under the Companies Law, dissenting shareholders have certain limited appraisal rights in circumstances which are similar to those available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined value of the shares. Appraisal rights are ordinarily available where the consideration offered under the merger is payable in cash or, in some instances, the unlisted securities of a third party.

        The Companies Law also includes statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that such a scheme of arrangement is approved by shareholders or creditors who represent a majority in number and 75% in value of each such class of shareholders who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose. The convening of meetings to consider any such scheme of arrangement, and the implementation of the sanction, must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the dual majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the classes properly delineated;

  •
  the arrangement is such that a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        If a scheme of arrangement is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation.

        When a tender offer to acquire shares is made and accepted (within four months) by holders of not less than 90% of the shares subject to such offer, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

Shareholders' suits

        We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

  •
  a company acts or proposes to act illegally or ultra vires (beyond the scope of its authority);

  •
  the act complained of, although not ultra vires, could be effected duly if authorized by a special resolution that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

Fiduciary duties of directors

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act bona fide in the best interests of the company; a duty not to make a profit out of his position as director (unless the company permits him to do so); a duty to exercise his powers for the purposes for which they are conferred; and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

        Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director's duties remain as described above.

Written consent of shareholders

        Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.

        Cayman Islands law and our amended and restated memorandum and articles of association provide that shareholders may approve the appointment or removal of directors by way of written resolution signed by or on behalf of shareholders holding a majority of the voting power of our outstanding ordinary shares.

        Cayman Islands law and our amended and restated memorandum and articles of association also provide that shareholders may approve corporate matters that are not the appointment or removal of directors by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

        Under Delaware corporate law, a shareholder has the right to put any proposal before the shareholders at the annual meeting, provided that such shareholder complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Under the laws of the Cayman Islands, a shareholder can only put a proposal before the shareholders at any general meeting in respect of any matter requiring a special resolution if it is set out in the notice calling the meeting. There is no right to introduce new business in respect of any matter requiring a special resolution at any meeting. A general meeting may be called by the board of directors or any other person authorized to do so in the memorandum and articles of association, but shareholders may be precluded from calling general meetings. General meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of the company and to exercise at least a majority of the voting power permitted to be exercised at any such meeting, deposited at the office specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by such shareholders, and if the directors do not convene such meeting for a date not later than 45 days after the date of such deposit, such shareholders themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the directors, and all reasonable expenses incurred by such shareholders as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by the Company. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting. Cayman Islands law permits a company's articles to have any quorum. See "—Voting rights."

Cumulative voting

        Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits a minority shareholder to cast all the votes to which such shareholder is entitled on a single director, which increases such shareholder's voting power with respect to electing such director.

        There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Election and removal of directors

        Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.

        Similarly, as permitted by the Companies Law and pursuant to our amended and restated memorandum and articles of association, directors can be appointed and removed and/or replaced by a vote of, or written notice delivered to the Company from time to time by, shareholders permitted to exercise more than 50% of the voting power capable of being exercised at any general meeting.

Written consent of directors

        Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. The position under Cayman Islands law is the same in this regard.

Indemnification of directors and executive officers and limitation of liability

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such directors' or officers' dishonesty, willful default or fraud. This standard of conduct is generally the same as permitted under Delaware corporate law.

Enforcement of civil liabilities

        The Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

  •
  is given by a competent foreign court;

  •
  imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

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  is final;

  •
  is not in respect of taxes, a fine or a penalty; and

  •
  was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

        As a result of recent English case law, which will likely be highly persuasive in the Cayman Islands, the Cayman Islands Courts may also have discretion to enforce judgments obtained in foreign bankruptcy proceedings in other circumstances. This area of law is still developing and remains untested in the Cayman Islands.

Anti-money laundering—Cayman Islands

        In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

        We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

        We also reserve the right to refuse to make any distribution payment to a shareholder if our directors or officers suspect or are advised that the payment of such distribution to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

        If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law, 2008 (2014 Revision) if the disclosure relates to criminal conduct or (ii) to a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2011 Revision) if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Variation of rights of shares

        Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

        Under Cayman Islands law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with either the written consent of the holders of two-thirds of the shares of such class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Sale of assets

        Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the Company.

        The Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and to act in good faith, for a proper purpose and in the interests of the company.

Transactions with interested shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years.

        This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Rights of non-resident or foreign shareholders

        There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. As similarly provided under Delaware corporate law, there are no restrictions on foreign or non-resident ownership or management of a Cayman Islands company under Cayman Islands law. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Dissolution and winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors. Under the Companies Law of the Cayman Islands and our amended and restated memorandum and articles of association, our company may be voluntarily dissolved, liquidated or wound up only by a special resolution of our shareholders, in which regard see "—Voting rights" above. In addition, a company may be wound up by the Grand Court of the Cayman Islands if the company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company is wound up.

Inspection of books and records

        Our shareholders will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our amended and restated memorandum and articles of association.

        Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation's stock ledger, list of shareholders and other books and records.

Amendment of governing documents

        Under Delaware corporate law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may be amended with the sanction of a special resolution passed at a general meeting of shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        As used in this section only, "Manchester United," "we," "our" or "us" refer to Manchester United plc excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

  •
  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general material tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

  •
  we are the surviving corporation or the successor person (if other than Manchester United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction, the Cayman Islands or the United Kingdom and expressly or by law assumes our obligations on the debt securities and under the indenture; and

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  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Manchester United and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Manchester United;

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

  •
  to cure any ambiguity, defect or inconsistency;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

  •
  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of the holders of debt securities of any series;

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  to comply with the applicable procedures of the applicable depositary;

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  to make any change that does not adversely affect the rights of any holder of debt securities;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Shareholders

        None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our Class A ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the number of Class A ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the date, if any, on and after which the warrants and the related debt securities or Class A ordinary shares will be separately transferable;

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  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  material United States Federal income tax consequences applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

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  to vote, consent or receive dividends;

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  receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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  exercise any rights as shareholders of Manchester United.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of Class A ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A ordinary shares, if any.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.

Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

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  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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  an Event of Default has occurred and is continuing with respect to such series of securities,

        we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SHAREHOLDERS

        This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the "selling shareholders," of up to 24,000,000 of our Class A ordinary shares that were either issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, or that will be issued immediately prior to their resale upon the automatic conversion of any Class B ordinary shares held by the selling shareholders into Class A ordinary shares in accordance with the provisions of our amended and restated memorandum and articles of association. See "Description of Share Capital—Ordinary Shares—Conversion." The selling shareholders originally acquired the ordinary shares included in this prospectus pursuant to the Reorganization Transactions or as a donee, transferee or other successor in interest to a shareholder who originally acquired the ordinary shares included in this prospectus pursuant to the Reorganization Transactions.

        Information about the selling shareholders, where applicable, including their identities, the amount of ordinary shares owned by each selling shareholder prior to the offering, the number of Class A ordinary shares to be offered by each selling shareholder and the amount of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling shareholders may not sell any Class A ordinary shares pursuant to this prospectus until we have identified such selling shareholders and the ordinary shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or the selling shareholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each time that we or any of the selling shareholders sell securities covered by this prospectus, we or the selling shareholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling shareholders, if applicable.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling shareholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The selling shareholders may be deemed underwriters.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any Class A ordinary shares will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

        The validity of the debt securities and warrants offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York, counsel to Manchester United. The validity of the Class A ordinary shares offered hereby will be passed upon for us by Walkers, Cayman Islands, Cayman Islands counsel to Manchester United. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F/A for the year ended June 30, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants of England and Wales. The current address of PricewaterhouseCoopers LLP is 101 Barbirolli Square, Lower Mosley Street, Manchester M2 3PW, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are registered under the laws of the Cayman Islands as an exempted company with limited liability. A substantial portion of our assets are located outside of the United States. In addition, many of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

        We have appointed Corporation Service Company as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        In addition, uncertainty exists as to whether the courts of the Cayman Islands would:

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  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Walkers, our counsel as to Cayman Islands law, has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Walkers has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, will ordinarily be recognized and enforced in the courts of the Cayman Islands without re-examination of the merits, at common law.